UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 7, 2010

Alterra Capital Holdings Limited
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	000-33047	98-0584464
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Alterra House, 2 Front Street, Hamilton, Bermuda		HM 11
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 295-8800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 13, 2010, Alterra Bermuda Limited f/k/a Max Bermuda Ltd. ("Alterra Bermuda"), a wholly owned subsidiary of the Registrant, entered into a seventh amendment (the "Seventh Amendment") to that certain Credit Agreement (the "Credit Agreement"), dated December 21, 2006, between Max Bermuda Ltd. and The Bank of Nova Scotia, as previously amended.

The Seventh Amendment provides for an (i) extension of the Credit Agreement through December 12, 2011 and (ii) adjustment to certain fees payable by Alterra Bermuda pursuant to the Credit Agreement.

The foregoing summary is qualified in its entirety by reference to the Seventh Amendment, a copy of which is attached hereto as Exhibit 10.1.

Item 1.02 Termination of a Material Definitive Agreement.

On December 7, 2010, Alterra Bermuda Limited, a wholly owned subsidiary of the Registrant, provided Conning Asset Management with a termination notice with respect to a Portfolio Management Agreement between the parties, dated June 24, 2003, as amended (the "Agreement").

Pursuant to the notice, the Agreement will terminate on December 31, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alterra Capital Holdings Limited

December 13, 2010	By:	Peter A. Minton

Name: Peter A. Minton
Title: Executive Vice President and Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 7 to Credit Agreement with The Bank of Nova Scotia.